UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2015

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 30, 2015, Vector Group Ltd. held its 2015 annual meeting of stockholders, where stockholders considered and voted upon the following proposals:
Proposal 1: Election of Directors.
By vote reflected below, each of the directors nominated was elected.

Nominee	For	Withheld	Broker Non-Votes (1)

Bennett S. LeBow	74,158,690	2,034,749	28,853,829
Howard M. Lorber	73,432,164	2,761,275	28,853,829
Ronald J. Bernstein	74,469,370	1,724,069	28,853,829
Stanley S. Arkin	74,435,037	1,758,402	28,853,829
Henry C. Beinstein	51,455,091	24,738,348	28,853,829
Jeffrey S. Podell	51,270,109	24,923,530	28,853,629
Jean E. Sharpe	50,523,897	25,669,542	28,853,829
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 2: Advisory approval of executive compensation (say on pay).
By vote reflected below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes (1)
43,608,763	32,294,077	290,576	28,853,852
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 3: Approval of ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the year ending December 31, 2015.
By vote reflected below, the selection of the independent registered certified public accounting firm was ratified.

For	Against	Abstain	Broker Non-Votes (1)
104,030,688	829,645	186,935	—
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:     /s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

Date:    April 30, 2015